Exhibit (j)(1)







CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Service Providers - Independent Auditors" and "Financial Statements" and to the use of our report dated December 3, 2001 on The Treasurer's Fund, Inc. (comprising, respectively, the Domestic Prime Money Market, Tax Exempt Money Market and U.S. Treasury Money Market Portfolios), in this Registration Statement (Form N-1A No.811-5347) of The Treasurer's Fund, Inc.





ERNST & YOUND LLP
ERNST & YOUNG LLP

New York, New York
January 25, 2002